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As filed with the Securities and Exchange Commission on August 31, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	95-4703316 (I.R.S. Employer Identification)
415 Huntington Drive San Marino, California 91108 (626) 799-5700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Douglas Krause
Executive Vice President
East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108
(626) 799-5700
(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copy to: Gordon Bava, Esq. Manatt, Phelps & Phillips, LLP 11355 W. Olympic Boulevard Los Angeles, CA 90064 (310) 312-4000 Fax: (310) 312-4224

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.001 per share	1,199,578(1)	$35.26(2)	$42,297,120.28(2)	$5,359.05(2)

(1)
The common stock being registered consists of 1,199,578 shares of common stock issued to shareholders of Trust Bancorp in connection with East West's acquisition of Trust Bancorp.

(2)
The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the high and low prices of the registrant's Common Stock, $.0.001 par value per share, on August 26, 2004 as reported on the NASDAQ National Market.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2004

PROSPECTUS

EAST WEST BANCORP, INC.
1,199,578 Shares of Common Stock

        The 1,199,578 shares of our common stock offered by this prospectus were issued by us in connection with our acquisition of Trust Bancorp on August 6, 2004. We will not receive any of the proceeds from the sale of our common stock offered by this prospectus. The shares were issued in a private offering made in reliance on Section 4(2) of the Securities Act of 1933.

        The selling stockholders may offer their East West Bancorp common stock through public transactions executed through one or more broker-dealers at prevailing market prices, carried out through the NASDAQ National Market or one or more stock exchanges (if the shares are listed on an exchange at any time in the future), or in private transactions directly with purchasers or at privately negotiated prices.

        East West Bancorp common stock is listed on the NASDAQ National Market with the ticker symbol: "EWBC." On August 23, 2004, the closing price of one share of East West Bancorp common stock on the NASDAQ National Market was $35.48.

        Our principal executive offices are located at 415 Huntington Drive, San Marino, California, 91108, and our telephone number is (626) 799-5700.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        An investment in these securities involves a high degree of risk. See "Risk Factors" at page 2.

The date of this prospectus is August 31, 2004.

RISK FACTORS

        In addition to the other information in this prospectus, you should carefully consider the following risk factors in deciding whether to invest in the common stock.

        We may face problems in integrating our business with those of acquired banks.    We have expanded by acquisitions of other banks. We may not successfully integrate our business with those of these acquired banks, if we are unable to maintain relationships with employees, customers or suppliers. Further, such integration may be more difficult, time-consuming or costly than we expected. Expected revenue synergies and cost savings from acquired banks may not be fully realized or realized within our expected time-frames.

        Our California business focus and economic conditions in California could adversely affect our operations. Our operations are located primarily in California. As a result of this geographic concentration, our results depend largely upon economic conditions in this area. A deterioration in economic conditions or a natural or manmade disaster in our market area could have a material adverse impact on the quality of our loan portfolio, the demand for our products and services, and our financial condition and results of operations.

        Changes in market interest rates could adversely affect our earnings.    Our earnings are impacted by changing interest rates. Changes in interest rates impact the level of loans, deposits and investments, the credit profile of existing loans and the rates received on loans and investment securities and the rates paid on deposits and borrowings. Significant fluctuations in interest rates may have a material adverse affect on our financial condition and results of operations.

        We are subject to government regulations that could limit or restrict our activities, which in turn could adversely impact our operations. The financial services industry is subject to extensive federal and state supervision and regulation. Significant new laws or changes in existing laws, or repeals of existing laws may cause our results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for us and a material change in these conditions could have a material adverse impact on our financial condition and results of operations.

        Failure to manage growth may adversely affect our performance.    Our financial performance and profitability depends on our ability to manage our recent growth and possible future growth. In addition, any future acquisitions and our continued growth may present operating and other problems that could have an adverse effect on our financial condition and results of operations.

        Competition may adversely affect our performance.    The banking and financial services businesses in our market areas are highly competitive. We face competition in attracting deposits and in making loans. The increasingly competitive environment is a result of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial service providers. Our results in the future may differ depending on the nature or level of competition.

        If a significant number of borrowers, guarantors and related parties fail to perform as required by the terms of their loans, we will sustain losses. A significant source of risk arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans and guarantees. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance, and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could have a material adverse effect on our results of operations.

EAST WEST BANCORP, INC.

        We are the bank holding company for East-West Bank, the fourth largest commercial bank headquartered in Los Angeles County, California as of December 31, 2003, and one of the largest banks in the United States that focuses on the Chinese-American community

        East-West Bank is our principal asset. It is a California-chartered commercial bank and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC), up to applicable limits. It specializes in lending for commercial, construction, and residential real estate projects, financing international trade for California companies, and providing business and personal deposit and cash management services. Through its network of 40 retail branches, it provides a wide range of personal and commercial banking services to small and medium-sized businesses, business executives, professionals and other individuals. It offers multilingual services to all of its customers in English, Cantonese, Mandarin, Vietnamese and Spanish.

        East-West Bank has three wholly owned subsidiaries, E-W Services, Inc, East-West Investments, Inc. and East West Mortgage Securities, LLC. E-W Services, Inc. holds property used by East-West Bank in its operations. East-West Investments, Inc. primarily acts as a trustee in connection with real estate secured loans. East West Mortgage Securities, LLC primarily as a special purpose entity in connection with private label securitization activities.

        We also have five other subsidiaries, East West Insurance Services, Inc., East West Capital Trust I, East West Capital Trust II, East West Capital Statutory Trust III and East West Capital Trust IV. Through East West Insurance Services, Inc., we offer, on an agency basis, various insurance products such as property, casualty and life. East West Capital Trust I, East West Capital Trust II, East West Capital Statutory Trust III and East West Capital Trust IV were formed for the purposes of issuing trust preferred securities.

        We concentrate on marketing our services in the Los Angeles metropolitan area, Orange County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, with a particular focus on regions with a high concentration of ethnic Chinese. The ethnic Chinese markets within our primary market area have experienced rapid growth in recent periods. We believe our customers can benefit from our understanding of Asian markets and cultures, our corporate and organizational ties throughout Asia, as well as our international banking products and services. We believe that this approach, combined with the extensive ties of our management and Board of Directors to the growing Asian and ethnic Chinese communities in the United States, provides us with an advantage in competing for customers in its market area.

        Our principal executive office is located at 415 Huntington Drive, San Marino, California 91108 and our telephone number is (626) 799-5700.

DESCRIPTION OF COMMON STOCK

        Our Certificate of Incorporation, as amended, authorizes us to issue 100,000,000 shares of common stock, par value $.001 per share. As of August 23, 2004, there were outstanding 50,985,717 shares shares of common stock.

        All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders if any preferred stock is issued and outstanding, holders of common stock

  •
  are entitled to any dividends validly declared;

  •
  will share ratably in our net assets in the event of a liquidation; and

  •
  are entitled to one vote per share.

        The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

        U.S. Stock Transfer Corporation is the transfer agent and registrar for our common stock.

USE OF PROCEEDS

        All net proceeds from the sale of the shares of our common stock being offered under this prospectus will go to the selling stockholders. Accordingly, we will not receive any proceeds from sales of these shares. We are paying the expenses of registration of the shares being offered under this prospectus.

SELLING STOCKHOLDERS

        The following table sets forth the number of shares owned by each of the selling stockholders, who acquired their shares as a result of our acquisition of Trust Bancorp. None of the selling stockholders has had a material relationship with us during the past three years, except for the Cherng Family Trust for which Peggy Cherng, a director of East West Bancorp and East West Bank, is one of the trustees and beneficiaries. No estimate can be given as to the amount of our common stock that will be held by the selling stockholders after the completion of this offering because the selling stockholders may offer all or some of our common stock. There currently are no agreements, arrangements or understandings with respect to the sale of any shares of our common stock. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

        One or more of the selling stockholders identified below may choose to donate or transfer as gifts some or all of the shares that may otherwise be sold directly by the selling stockholder or the selling stockholder may choose to transfer some or all of these shares for no value to one or more affiliated persons. If any of the shares are so transferred by any of the selling stockholders listed below, then the persons who receive the shares would constitute additional selling stockholders under this prospectus.

Name of Selling Stockholder	Number of Shares Owned(1)(2)	Percent of Outstanding Shares	Number of Shares Registered for Sale Hereby
Jenn-Yuan Yu	119,471	*	119,471
Shu-Har Tan or Shu P. Tan	6,095	*	6,095
Nan-Jen Huang	14,629	*	14,629
Yang Chin-Mei Huang	6,095	*	6,095
Yung Liang Yeh	85,337	*	85,337
Richard Chun-Chin Huang	58,516	*	58,516
Patrick H. and Daisy M. Tung	1,219	*	1,219
Robert & Shirley Yu's Children's Trust(3)	7,111	*	7,111
Lily Yu	30,477	*	30,477
Robert & Shirley Yu Family Trust(4)	107,849	*	107,849
Ping Shi Yu(5)	24,382	*	107,849
Henry Yu	24,382	*	24,382
The Hwang Family Trust of 1995(6)	12,191	*	12,191
George and Jacqueline Hwang Family Trust dated 8/30/94(7)	45,716	*	45,716
Hwang Family Children's Trust(8)	7,842	*	7,842
Frank P.C. Sun	26,575	*	26,575
Michael Jin Can Huang	24,382	*	24,382
Lisa You	3,047	*	3,047

Yen-Ming Wang	3,047	*	3,047
Marina C. Wang and David Shih C. Wang	6,095	*	6,095
Felix & Candice Chen Family Trust(9)	12,191	*	12,191
Felix Chen	3,047	*	3,047
Jeff Been Cheng Chan	21,334	*	21,334
Peter Sun	20,724	*	20,724
Continental Resource Corporation(10)	54,859	*	54,859
Gregory T. K. Tan	6,826	*	6,826
Marie Tan & Chor Chai Tan	100,210	*	100,210
Tina Sun	20,724	*	20,724
Cham Family Trust dated 7/17/2000(11)	46,935	*	46,935
Anag Satjachaiyanon and Wu Yu Hwa	48,764	*	48,764
Jon-Jen Hsu	18,286	*	18,286
Ching-Fang Hsu	18,286	*	18,286
Cherng Family Trust October 30, 1987(12)	118,862	*	118,862
The Sun Trust(13)	30,477	*	30,477
Mrs. Hsiao-Ming Chen Sun as Ivy Sun separate property trust dated November 14, 2002(14)	6,905	*	6,095
Lin-Chih Corporation(15)	8,127	*	8,127
Kwo-Tai Richard Sun & George Kau-Tin Sun as tenants in common	48,764	*	48,764
David Tang and Wanda Z. Tang	609	*	609

*
Less than 1% of outstanding shares.

(1)
All share ownership information was provided to us by the Selling Stockholders.

(2)
Assumes that all of the shares held by the Selling Stockholders and being offered hereby are sold, and that the Selling Stockholders acquire no additional shares of common stock prior to completion of this offering.

(3)
Mr. Robert Yu serves as trustee of the Robert & Shirley Yu Children's Trust and has sole voting and investment control.

(4)
Mr. Robert Yu serves as trustee of the Robert & Shirley Yu Family Trust and has sole voting and investment control.

(5)
Mr. Robert Yu, attorney-in-fact, has sole voting and investment control of Ping Shi Yu's shares.

(6)
Mr. George Hwang serves as trustee of The Hwang Family Trust of 1995 and has sole voting and investment control.

(7)
Mr. George Hwang serves as trustee of the George and Jacqueline Family Trust 8/30/94 and has sole voting and investment control.

(8)
Mr. George Hwang serves as trustee of the Hwang Family Children's Trust and has sole voting and investment control.

(9)
Mr. Felix Chen and Ms. Candice Chen serve as trustees of the Felix & Candice Chen Family Trust and have shared voting and investment control.

(10)
Mr. Tai-Chi Sun, President of Continental Resource Corporation, has sole voting and investment control.

(11)
Mr. Spencer Cham and Ms. Jennifer Cham serve as trustees of the Cham Family Trust dated 7/17/2000 and have shared voting and investment control.

(12)
Mr. Andrew Cherng and Ms. Peggy Cherng serve as trustees of the Sun Trust and have shared voting and investment control.

(13)
Mr. Kwo-Tai Richard Sun and Ms. Ivy Hsiao-Ming Sun serve as trustees of the Sun Trust and have shared voting and investment control.

(14)
Ms. Ivy Hsiao-Ming Sun serves as trustee of the Mrs. Hsiao-Ming Chen Sun as Ivy Sun separate property trust dated November 14, 2002 and has sole voting and investment control.

(15)
Mr. Richard Sun serves as President of Lin Chih Corporation and has sole voting and investment control.

PLAN OF DISTRIBUTION

        The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock referred to in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.

        Each of the selling stockholders has informed us that it is not a registered broker-dealer nor an affiliate of a broker-dealer, and as a result, will not be an underwriter in connection with the sale of the securities.

        We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. The selling stockholders will be responsible to comply with the applicable provisions of Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings are also available to the public from the Securities and Exchange Commission's Website at "http://www.sec.gov."

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement for our Annual Meeting of Stockholders which was filed with the SEC on April 1, 2004;

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  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 and the quarter ended June 30, 2004;

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  Current Reports on Form 8-K filed on January 1, 2004, March 2, 2004, April 15, 2004, May 18, 2004 and July 15, 2004; and

  •
  The description of our common stock contained our registration statement on Form S-4/A filed with the SEC on November 13, 1998.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108
Attention: Douglas Krause, Executive Vice President
Phone: (626) 799-5700

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

LEGAL MATTERS

        Douglas P. Krause, an officer of East West Bancorp, Inc., will pass upon the validity of the shares of common stock and certain other legal matters in connection with this offering, unless we indicate otherwise in a prospectus supplement. As of the date of this prospectus, Mr. Krause has the following interests in the securities of East West Bancorp, Inc.: 93,856 shares of common stock; 49,600 options to purchase shares of common stock at grant prices ranging from $5.00 to $26.42 per share; and 8,100 shares of restricted common stock.

EXPERTS

        The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT CONCERNING FORWARD
LOOKING STATEMENTS

        Certain matters discussed in this prospectus may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the environment in which we operate and projections of future performance. Our actual results, performance, or achievements may differ significantly from the results, performance, or achievements expected or implied in such forward-looking statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of East West Bancorp, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling stockholders are not making an offer of the common stock in any state where the offer is not permitted.

EAST WEST BANCORP, INC.

1,199,578 Shares of
Common Stock

PROSPECTUS

August 31, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Registration Fee Under Securities Act	$5,300
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$5,000
Printing and Mailing Costs	$1,500
Miscellaneous Fees and Expenses	$1,000

Total	$22,800

Item 15. Indemnification of Directors and Officers

        East West Bancorp, Inc. is incorporated under the Delaware General Corporation Law, of which Section 145 provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees.)"

* * *

        Article XIII of East West Bancorp, Inc.'s Certificate of Incorporation provides as follows:

        "Section 1. The Corporation shall indemnify to the maximum extent permitted by law:

          (a)   any person who is or was a director or executive officer of the Corporation; and

          (b)   any person who serves or served at the Corporation's request as a director, officer, employee, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

        Section 2.    The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under this Article XIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that the person is not entitled to indemnification by the Corporation under this Article XIII.

        Section 3.    Any indemnification and advancement of expenses provided by Sections 1 and 2 of this Article XIII or otherwise granted pursuant to Delaware law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or Disinterested Directors, or otherwise.

        Section 4.    The indemnification and advance payment provided by Sections 1 and 2 of this Article XIII shall continue as to a person who has ceased to hold a position named in Section 1 of this Article XIII and shall inure to the person's heirs, executors, and administrators.

        Section 5.    The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section 1 of this Article XIII, against any liability asserted against the person and incurred by the person in any such position, or arising out of the person's status as such, whether or not the Corporation would have power to indemnify the person against such liability under Section 1 of this Article XIII.

        Section 6.    If Delaware law is amended to permit further indemnification of the directors and executive officers of the Corporation, then the Corporation shall indemnify persons to the fullest extent permitted by Delaware law, as so amended. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall not adversely affect any right or protection of a person existing at the time of such repeal or modification."

* * *

        Article VI of East West Bancorp, Inc.'s Bylaws provide as follows:

        "SECTION 6.1    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or executive officer of a foreign or domestic corporation which was a predecessor of the corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes of penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this Article VI, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation's predecessor corporation).

        SECTION 6.2    Right of Claimant to Bring Suit.    If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper to the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        SECTION 6.3    Nonexclusivity of Rights.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        SECTION 6.4    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

Item 16. Exhibits

        The following documents have been previously filed as exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

Exhibit No.	Description
4.1	Specimen certificate for Common Stock of the Registrant(1)
4.2	Additional Investment Right held by Mainfield Enterprises, Inc. dated March 1, 2004(2)
4.3	Additional Investment Right held by Perseverance, LLC dated March, 1 2004(2)
4.4	Registration Rights Agreement dated March 1, 2004.(2)
5	Opinion of General Counsel of the Registrant*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of General Counsel of the Registrant (included in Exhibit 5)
24.1	Power of Attorney (included on signature page)*

(1)
Incorporated by reference to the Registrant's Registration Statement on Form S-4/A filed with the SEC on November 13, 1998 (Registration No. 333-63605).

(2)
Filed as Exhibits 4.1, 4.2 and 4.3, respectively, to the Registrant's Form 8-K filed with the SEC on March 2, 2004.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

    Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, East West Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marino, State of California on the 31st day of August 2004.

EAST WEST BANCORP, INC.
By:	/s/ DOUG KRAUSE Douglas Krause Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of East West Bancorp, Inc. whose signature appears below hereby appoints Julia Gouw and Douglas Krause, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable East West Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ DOMINIC NG Dominic Ng	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	August 31, 2004
/s/ JULIA GOUW Julia Gouw	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	August 31, 2004
/s/ PEGGY T. CHERNG Peggy T. Cherng	Director	August 31, 2004
/s/ JOHN KOOKEN John Kooken	Director	August 31, 2004
/s/ HERMAN Y. LI Herman Y. Li	Director	August 31, 2004
/s/ KEITH RENKEN Keith Renken	Director	August 31, 2004

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SUBJECT TO COMPLETION, DATED AUGUST 31, 2004
EAST WEST BANCORP, INC. 1,199,578 Shares of Common Stock
RISK FACTORS
EAST WEST BANCORP, INC.
DESCRIPTION OF COMMON STOCK
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 17. Undertakings
SIGNATURES